Exhibit 99.1

Ixia Announces Second Quarter Financial Results

CALABASAS, CA, July 30, 2013 — Ixia (Nasdaq: XXIA) today reported its financial results for the second quarter ended June 30, 2013.

Total revenue for the 2013 second quarter grew 28% to $115.9 million, compared with $90.7 million reported for the 2012 second quarter. The 2013 second quarter includes $33.2 million in revenue from the recent acquisitions of Anue Systems, Inc. (“Anue”) and BreakingPoint Systems, Inc. (“BreakingPoint”), which closed in June and August 2012, respectively.

On a GAAP basis, the company recorded net income for the 2013 second quarter of $3.8 million, or $0.05 per diluted share, compared with net income of $25.7 million, or $0.32 per diluted share, for the 2012 second quarter. Non-GAAP net income for the 2013 second quarter was $14.5 million, or $0.18 per diluted share, compared with non-GAAP net income of $12.9 million, or $0.17 per diluted share, for the 2012 second quarter.

Additional non-GAAP information and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures for the 2013 and 2012 second quarters and year-to-date periods may be found in the attached financial tables.

“Although revenue for our core products was lower than anticipated due to order delays from our Service Provider and network equipment manufacturer customers, we made solid progress on our key growth initiatives,” commented Vic Alston, Ixia’s president and chief executive officer. “Anue and BreakingPoint revenue surpassed expectations and grew to $33.2 million, our revenue from enterprise customers increased by nearly 50 percent compared to last year and we added several new channel and technology partners.”

Alston continued, “Our customers are rapidly moving to mobile networks, virtual data centers and hybrid cloud environments to deliver next generation applications and provide their customers with the always-on user experience. While we have seen recent softness in the market, our visibility, mobility, and security solutions uniquely position Ixia to benefit from some of today’s strongest trends in networking and deliver long-term growth.”

Ixia ended the 2013 second quarter with approximately $234 million in cash, cash equivalents and investments, compared with $208 million at March 31, 2013.

We are in the process of reviewing and finalizing our GAAP tax provision for the 2013 second quarter, and as a result, our GAAP net income is subject to change and may potentially be reduced by up to $3.3 million. We do not anticipate any changes in our non-GAAP results.

Conference Call and Webcast Information

Ixia will host a conference call today, at 2:00 p.m. Pacific time (5:00 p.m., Eastern time), for analysts and investors to discuss its 2013 second quarter results and its business outlook for the 2013 third quarter. Open to the public, interested parties may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for at least 90 days.

Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (i.e., non-GAAP income from operations, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal and contractual settlements, realized gains for the sale of certain of our auction rate securities, expenses incurred in connection with our restatement of certain previously filed financial statements, stock-based compensation expenses, acquisition and other related costs, restructuring expenses, the amortization of acquisition-related intangible assets, and the related income tax effects of these items, as well as certain other non-cash income tax impacts such as changes in the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and/or that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in the attached financial tables.

About Ixia

Ixia develops amazing products so its customers can connect the world. Ixia helps its customers provide an always-on user experience through fast, secure delivery of dynamic, connected technologies and services. Through actionable insights that accelerate and secure application and service delivery, Ixia’s customers benefit from faster time to market, optimized application performance and higher-quality deployments. Learn more at http://www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding growth, profitability, financial performance and future business. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include the risk that the anticipated benefits and synergies of our recent acquisitions of Anue and BreakingPoint will not be realized, changes in the global economy, competition, consistency of orders from significant customers, the fact that our results reported in this press release are not yet final and are subject to change prior to the issuance of our Form 10-Q, our success in developing and producing new products, our success in developing new sales channels and customers, market acceptance of our products, war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain and/or impact the delivery of our products. Such factors also include those identified in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contact:

The Blueshirt Group

Maria Riley, Investor Relations

Tel: 415-217-7722

or

Ixia

Tom Miller, Chief Financial Officer

Tel: 818-444-2325

tmiller@ixiacom.com

IXIA

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$55,690	$47,508
Short-term investments in marketable securities	178,042	126,851
Accounts receivable, net	91,378	103,523
Inventories	36,381	37,220
Prepaid expenses and other current assets	46,657	42,942

Total current assets	408,148	358,044

Investments in marketable securities	370	3,119
Property and equipment, net	32,741	28,763
Intangible assets, net	137,263	157,003
Goodwill	260,032	260,457
Other assets	10,221	11,863

Total assets	$848,775	$819,249

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$15,452	$12,114
Accrued expenses and other	39,373	52,525
Deferred revenues	67,195	66,096

Total current liabilities	122,020	130,735

Deferred revenues	10,295	8,695
Other liabilities	32,353	32,321
Convertible senior notes	200,000	200,000

Total liabilities	364,668	371,751

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2013 and December 31, 2012; 75,922 and 74,126 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	172,293	158,933
Additional paid-in capital	182,434	168,980
Retained earnings	129,164	117,296
Accumulated other comprehensive income	216	2,289

Total shareholders’ equity	484,107	447,498

Total liabilities and shareholders’ equity	$848,775	$819,249

IXIA

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Products	$87,818	$73,288	$184,454	$142,895
Services	28,077	17,414	54,224	34,465

Total revenues	115,895	90,702	238,678	177,360

Costs and operating expenses:(1)
Cost of revenues – products	21,088	14,220	42,475	29,002
Cost of revenues – services	3,311	2,730	6,336	4,860
Research and development	29,539	22,546	59,251	43,397
Sales and marketing	33,191	24,556	68,232	49,163
General and administrative	12,027	11,090	24,085	22,606
Amortization of intangible assets	10,055	5,358	20,193	9,403
Acquisition and other related	1,093	3,739	2,365	4,164
Restructuring	—	—	58	—

Total costs and operating expenses	110,304	84,239	222,995	162,595

Income from operations	5,591	6,463	15,683	14,765
Interest income and other, net	3,431	602	3,638	712
Interest expense	(1,943)	(1,800)	(3,886)	(3,600)

Income before income taxes	7,079	5,265	15,435	11,877
Income tax (benefit) expense(2)	3,316	(20,431)	3,567	(18,986)

Net income	$3,763	$25,696	$11,868	$30,863

Earnings per share:
Basic	$0.05	$0.36	$0.16	$0.43
Diluted	$0.05	$0.32	$0.15	$0.40

Weighted average number of common and common equivalent shares outstanding:
Basic	75,667	71,579	75,194	71,079
Diluted	77,245	83,803	77,046	83,508

(1) Stock-based compensation included in:
Cost of revenues – products	$128	$75	$281	$171
Cost of revenues – services	49	29	107	66
Research and development	2,049	945	4,497	2,224
Sales and marketing	1,836	911	3,851	1,934
General and administrative	1,679	1,809	3,884	3,475

(2) The Company is in the process of finalizing its GAAP tax provision for the three and six months ended June 30, 2013.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,
	2013	2012
GAAP income from operations	$5,591	$6,463
Adjustments:
Stock-based compensation(a)	5,741	3,769
Amortization of intangible assets(b)	10,055	5,358
Acquisition and other related(c)	1,093	3,739
Legal and contract settlements, and other(d)	156	401

Non-GAAP income from operations	$22,636	$19,730

GAAP net income	$3,763	$25,696
Adjustments:
Stock-based compensation(a)	5,741	3,769
Amortization of intangible assets(b)	10,055	5,358
Acquisition and other related(c)	1,093	3,739
Legal and contract settlements, and other(d)	(2,713)	401
Income tax effect related to non-GAAP adjustments(e)	(3,467)	(26,071)

Non-GAAP net income	$14,472	$12,892

GAAP diluted earnings per share	$0.05	$0.32
Adjustments:
Stock-based compensation(a)	0.07	0.05
Amortization of intangible assets(b)	0.13	0.06
Acquisition and other related(c)	0.01	0.05
Legal and contract settlements, and other(d)	(0.03)	—
Income tax effect related to non-GAAP adjustments(e)	(0.04)	(0.31)
Convertible senior notes(f)	(0.01)	—

Non-GAAP diluted earnings per share	$0.18	$0.17

Shares used in computing GAAP diluted earnings per common share	77,245	83,803
Effect of reconciling item(f)(g)	10,233	(267)

Shares used in computing non-GAAP diluted earnings per common share	87,478	83,536

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, VeriWave, Inc., Anue Systems, Inc. and BreakingPoint Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, amortization of deferred consideration payable to certain pre-acquisition employees of BreakingPoint Systems, Inc., certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents a $2.9 million realized gain recorded during the second quarter of 2013 for the sale of certain of our auction rate securities that were previously written-down, partially offset by $156,000 of costs incurred in the second quarter of 2013 related to the restatement of certain of our previously filed financial statements. The second quarter of 2012 included a one-time charge of $401,000 to settle a legal matter. We believe that by excluding these non-recurring items, we are providing our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), and (d), as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(f)	This reconciling item for the non-GAAP diluted earnings per share calculation for the three months ended June 30, 2013 includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.
(g)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.

IXIA

Non-GAAP Information and Reconciliation to Most Directly Comparable GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Six months ended June 30,
	2013	2012
GAAP income from operations	$15,683	$14,765
Adjustments:
Stock-based compensation(a)	12,620	7,870
Amortization of intangible assets(b)	20,193	9,403
Acquisition and other related(c)	2,365	4,164
Restructuring(d)	58	—
Legal and contract settlements, and other(e)	(153)	2,083

Non-GAAP income from operations	$50,766	$38,285

GAAP net income	$11,868	$30,863
Adjustments:
Stock-based compensation(a)	12,620	7,870
Amortization of intangible assets(b)	20,193	9,403
Acquisition and other related(c)	2,365	4,164
Restructuring(d)	58	—
Legal and contract settlements, and other(e)	(3,022)	2,083
Income tax effect related to non-GAAP adjustments(f)	(9,275)	(29,334)

Non-GAAP net income	$34,807	$25,049

GAAP diluted earnings per share	$0.15	$0.40
Adjustments:
Stock-based compensation(a)	0.17	0.09
Amortization of intangible assets(b)	0.26	0.11
Acquisition and other related(c)	0.03	0.05
Restructuring(d)	—	—
Legal and contract settlements, and other(e)	(0.04)	0.03
Income tax effect related to non-GAAP adjustments(f)	(0.12)	(0.35)
Convertible senior notes(g)	(0.03)	—

Non-GAAP diluted earnings per share	$0.42	$0.33

Shares used in computing GAAP diluted earnings per common share	77,046	83,508
Effect of reconciling item(g)(h)	10,246	(259)

Shares used in computing non-GAAP diluted earnings per common share	87,292	83,249

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line, VeriWave, Inc., Anue Systems, Inc. and BreakingPoint Systems, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, we provide investors with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(c)	This reconciling item represents costs associated with acquisition-related activities. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting and tax services, integration related consulting fees, amortization of deferred consideration payable to certain pre-acquisition employees of BreakingPoint Systems, Inc., certain employee, facility and infrastructure costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.
(d)	This reconciling item represents costs associated with our restructuring/reorganization plans in light of our acquisition of BreakingPoint Systems, Inc. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, and costs related to the closure of our office in Melbourne, Australia. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(e)	This reconciling item includes a $2.9 million realized gain recorded during the second quarter of 2013 for the sale of certain of our auction rate securities that were previously written-down and $1.2 million of proceeds from the settlement of a previous legal matter in the first quarter of 2013, partially offset by $1.0 million of costs incurred in the first six months of 2013 related to the restatement of certain of our previously filed financial statements. The first six months of 2012 included a one-time transition charge of $1.7 million incurred in the first quarter of 2012 in connection with the departure of our former CEO and a one-time charge of $401,000 incurred in the second quarter of 2012 to settle a legal matter. We believe that by excluding these non-recurring items, we provide our investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.
(f)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (e) as well as certain other non-cash income tax impacts such as changes in the valuation allowance relating to certain deferred tax assets.
(g)	This reconciling item for the non-GAAP diluted earnings per share calculation for the six months ended June 30, 2013 includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP earnings per share calculations.
(h)	This adjustment represents the effects of stock-based compensation on diluted common equivalent shares outstanding as well as any adjustments required due to a change from a net loss to a net income position.